Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Q1 2008 Results

FORT LAUDERDALE, FL, May 13, 2008 – eDiets.com, Inc. (NASDAQ: DIET), leveraging the power of the Internet to bring diet, fitness and healthy lifestyle solutions to everyone, today announced results for the quarter ended March 31, 2008.

Revenues for the first quarter of 2008 were $8.8 million, compared to $8.4 million in the prior year period. Net income (loss) for the quarter was $(5.1) million, or $(0.20) per diluted share, for the first quarter of 2008, compared to $(1.3) million, or $(0.05) per diluted share, for the first quarter of 2007.

Adjusted EBITDA*, defined as net income before interest, taxes, depreciation, amortization, stock-based compensation, severance charges and loss on disposition of assets, for the quarter ended March 31, 2008 was $(3.5) million compared to ($0.5) million in the prior year period.

First Quarter 2008 and Subsequent Highlights:

•	Hired Thomas Hoyer as Chief Financial Officer in March 2008

•	Launched alli® meal delivery program with GlaxoSmithKline

•	Debuted new creative for direct response TV campaign

•	Achieved over 600% increase in Q1 2008 meal delivery revenues from prior year period

•	Signed seven B2B contracts year-to-date

“We started the first quarter with strong momentum in our meal delivery business, but ended the quarter with a disappointing performance due to two main issues,” stated President and Chief Executive Officer, Steve Rattner. “The migration to our new technology platform temporarily affected our operational abilities and inaccurate forecasting of our expanding fresh food meal delivery program led to larger than expected increases in meal delivery expenses. We have taken immediate action to rectify these issues, including hiring a new technology implementation partner and streamlining our supply chain for meal delivery. We are confident in the foundation that we are building and will continue to lay the groundwork for long-term sustainable growth. Additionally, our largest shareholder Prides Capital continues to pledge their support and intends to provide the funding necessary to achieve our goals.”

Outlook

eDiets.com reiterated previously issued 2008 guidance of approximately $50 million in revenue and a blended gross margin of 49% for the year. This guidance reflects the anticipated benefits and operating leverage from the new integrated technology platform, accelerated growth of the B2B business and the expansion of the meal delivery program, as well as cross-selling opportunities.

Conference Call

The company will host a conference call to discuss the first quarter of 2008 results at 8:30 a.m. Eastern Time on Wednesday, May 14, 2008. Participants may access the call by dialing 866-356-3377 (domestic) or 617-597-5392 (international), passcode 83325129. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Wednesday, May 28, 2008. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 53725636.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

	Three Months Ended March 31,
	2008	2007
Net (loss) income	$(5,125)	$(1,257)
Interest, net	346	(42)
Amortization of secured notes	260	—
Income tax (benefit) provision	(33)	59
Depreciation	299	232
Amortization of Intangibles	292	302
Stock-based compensation	468	172
Loss on disposition of fixed assets	3	—
Severance Charges	9	16

Adjusted EBITDA	$(3,481)	$(518)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Continuing Operations:
Revenue:
Digital plan	$3,212	$6,132
Meal delivery	4,102	680
Other revenue	1,450	1,632

Total revenue	8,764	8,444

Cost and expenses:
Cost of revenue
Digital plans	625	986
Meal delivery	4,357	571
Other	95	136

Total cost of revenue	5,077	1,693

Technology and development	952	875
Sales, marketing and support	5,166	5,152
General and administrative	1,829	1,680
Amortization of intangibles	292	302

Total cost and expenses	13,316	9,702

Loss from operations	(4,552)	(1,258)
Other (expense) income, net	(606)	60
Income tax benefit (provision)	33	(59)

Net loss from continuing operations	(5,125)	(1,257)

Loss per common share:
Basic and diluted	$(0.20)	$(0.05)

Weighted average common and common equivalent shares outstanding Basic and diluted	25,044	24,660

	Three Months Ended March 31,
	2008	2007
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(3,954)	$(1,506)
Investing	(912)	(1,407)
Financing	(47)	14

	March 31, 2008	December 31, 2007
BALANCE SHEET DATA:
Cash and cash equivalents	$2,062	$7,132
Total assets	23,079	27,691
Deferred revenue	3,695	3,664
Long-term debt (excluding capital leases)	6,916	6,247
Stockholder’s equity	8,770	12,862

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